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Exhibit 10.2

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is dated as of the 16th day of March, 2000 (the "Effective Date") by and between eMagin Corporation, a Nevada corporation, with its principal place of business at 1580 Route 52, Hopewell Junction, NY 12633 (the "Company") and Verus International Ltd., a Barbados corporation, with its principal place of business at 1177 W. Hastings Street, Suite 2000, Vancouver, British Columbia, Canada V6E 2K3 (the "Consultant").

         WHEREAS, the Company desires to contract for the consulting services of the Consultant and the Consultant desires to perform such consulting services on behalf of the Company; and

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein, the parties hereto agree as follows:

         1. Term. The Company hereby retains the Consultant and the Consultant hereby accepts such retainer for a term (the "Term") commencing upon the Effective Date and ending (2) years therefafter.

         2. Services. The Company hereby retains the Consultant as a consultant to advise the Company in connection with its business affairs and the Consultant hereby agrees to render such advisory and consulting services. In rendering such advisory and consulting services to the Company, the Consultant shall be required to report on a periodic basis to the Company's officers or any other location; provided, however, that the Consultant may render any report by telephone or written communication. The Company acknowledges that the Consultant has other personal and business activities, obligations and employments which may command part of its time.

         3. Compensation.

            (a) Retainer. The Company shall pay the Consultant fifteen dollars ($15,000) per month (the "Retainer Fee") for the Consultant's services hereunder.

            (b) Independent Contractor Status. The Consultant acknowledges and agrees that, during the Term, the relationship between the Consultant and the Company is that of an independent contractor. Notwithstanding any determination by the Internal Revenue Service that the Consultant is an employee (if it should ever happen), the Consultant shall be responsible to pay all taxes as if it was an independent contractor (or to reimburse the Company if the Company is required to pay such amounts on behalf of the Consultant). The Consultant shall not be permitted to participate in any group life, hospitalization or disability insurance plans, health programs, pension plans, retirement benefits or similar benefits that may be available to employees of the Company.


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            (c) Expenses. The Company shall pay or reimburse the Consultant for all reasonable and properly documented out-of-pocket expenses actually incurred or paid by the Consultant during the Term in the performance of the Consultant's services under this Agreement which have been authorized by the Company in writing prior to the expenditure.

         4. Standards. The Consultant shall perform its duties under this Agreement to the best of its abilities and in accordance with such standards of professional ethics and practice as are applicable during the Term.

         5. Termination. This Agreement is terminable by the Company only "For Cause" (as defined below). In the event this Agreement is terminated "For Cause," the Company shall provide Consultant with written notice of termination of the Consultant's services hereunder as of a prospective date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean the Consultant shall (i) commit any act, or omit to take any action, in bad faith and to the detriment of the Company; (ii) commit an act of moral turpitude; (iii) commit an act of fraud against the Company; or (iv) materially breach any term of this Agreement and fail to correct such breach within thirty (30) days after written notice of commission thereof. In the event that this Agreement is terminated "For Cause," then the Consultant shall be entitled to receive only the Retainer Fee at the rate provided in Section 3 to the date on which termination shall take effect. Notwithstanding the foregoing, the Company is entitled to prepay an amount that represents the aggregate Retainer Fee payable through the remainder of the Term, whereupon the Company may terminate this Agreement immediately upon the Consultant's receipt of such prepayment.

         6. Covenants of the Consultant.

            (a) Covenant Against Competition. The Consultant acknowledges that
(i) the principal business of the Company and its affiliates is developing and providing optoelectronic imaging system technology (the "Present Business");
(ii) the Company and its affiliates are a few of a limited number of companies who have developed the Present Business; (iii) the Present Business is, in part, national in scope; (iv) the Consultant's work for the Company and its affiliates has given and will continue to give it access to the confidential affairs and proprietary information of the Company and its affiliates not readily available to the public; and (v) the agreements and covenants of the Consultant contained in this Section 6 are essential to the business and goodwill of the Company. Accordingly, the Consultant covenants and agrees that:

            (b) During the Term and for a period of two (2) years following the date that the Consultant shall cease to be a consultant for the Company (the "Restricted Period"), the Consultant shall not in the United States of America, directly or indirectly (1) engage in the Present Business or any other principal line of business entered into by the Company during the Term (the "Company Business") for the Consultant's own account (the Consultant may submit any plans to operate a business to the Company for a determination as to whether the business would be categorized as Company Business hereunder); (2) render any services in any capacity to any person (other than the Company or its affiliates) engaged in such activities; or (3) become interested in any such person (other than the Company) as a partner, shareholder, principal,


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agent, trustee, consultant or in any other relationship or capacity; provided, however, that the Consultant may own, directly or indirectly, solely as an investment, securities of any such person which are traded on any recognized United States or foreign securities exchange or electronic trading system if the Consultant (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, knowingly own five percent (5%) or more of any class of securities of such person.

            (c) During the Restricted Period and thereafter, the Consultant shall keep secret and retain in strictest confidence, and shall not use for its benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company Business and to the Company and its affiliates learned by the Consultant heretofore or hereafter, directly or indirectly, from the Company and its affiliates, including any information concerning the business, affairs, customers, clients, sources of supply and customers lists of the Company or its affiliates (the "Confidential Company Information") and shall not disclose them to anyone except with the Company's express written consent and except for Confidential Company Information which (1) is at the time of receipt publicly known, or thereafter becomes publicly known, through no wrongful act of the Consultant or (2) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement. These rights of the Company are in addition to and without limitation to those rights and remedies available under common law for protection of the types of such confidential information which constitute trade secrets as construed under controlling law.

            (d) During the Restricted Period, the Consultant shall not, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or any of its affiliates or hire any employee who has left the employment of the Company or any of its affiliates within one (1) year of the termination of such employee's employment with the Company or any of its affiliates.

            (e) All memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Company Information made or compiled by the Consultant or made available to the Consultant concerning the Company Business or the Company or any of its affiliates shall be the Company's property, and shall be returned by the Consultant to the Company upon the written request of the company after Consultant's termination for any reason.

         7. Rights and Remedies upon Breach. If the Consultant breaches any of the provisions of Section 6 (the "Restrictive Covenants"), the Company shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

            (a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an


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entry against the Consultant of restraining orders and injunctions against violations, whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

            (b) The right and remedy to require the Consultant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, the "Benefits") derived or received by it primarily as the result of any transactions constituting a breach of the Restrictive Covenants, and the Consultant shall account for and pay over such Benefits to the Company. The Company may set off any amounts due to the Company under this Section 7(b) against any amounts owed to the Consultant.

         8. Consolidation or Merger. If there shall be a consolidation, merger or sale of the Company with or into another corporation, all remaining amounts that would have been payable for the remainder of the Term shall be due and payable at the closing of any such transaction and this Agreement shall be terminated as of the last day of the month of the Company's consolidation or merger, with the same force and effect as if such last day of the month were originally the end of the Term.

         9. Winding up of the Company. If the Company shall voluntarily discontinue its business and operations for a period of forty-five (45) consecutive days, this Agreement shall terminate as of the last day of the month in which the Company ceases operations with the same force and effect as if such last day of the month were originally the end of the Term.

         10. Other Provisions.

            (a) Severability. The Consultant acknowledges and agrees that (i) it has had an opportunity to seek advice of counsel in connection with this Agreement; (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects; and (iii) the Company would not have entered into this Agreement but for the Restrictive Covenants contained herein. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            (b) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile or, if mailed, five (5) days after the date of deposit in the United State mails as follows:

             If to the Company:        eMagin Corporation
                                       1580 Route 52
                                       Hopewell Junction, NY 12633
                                       Attn: Mr. Gary W. Jones


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             If to the Consultant:     Verus International Ltd.
                                       1177 W. Hastings Street
                                       Suite 2000
                                       Vancouver, British Columbia
                                       CANADA V6E 2K3
                                       Attention: Ajmal Khan, President


            (c) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

            (d) Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended only by a prior written instrument signed by the parties. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party or any such right, power or privilege, nor any single or partial exercise of such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

            (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing conflict of laws. Any action, suite or proceeding arising out of, based on, or in connection with this Agreement may be brought only and exclusively in the federal or state courts located in the State of New York.

            (f) Assignment. This Agreement, and any party's rights and obligations hereunder, may not be assigned without the prior written consent of the other party. Any purported assignment in violation hereof shall be null and void.

            (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors and legal representatives.

            (h) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

            (i) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.



                           [SIGNATURE PAGES TO FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.



                                             EMAGIN CORPORATION


                                             By:
                                                --------------------------------
                                                Name:    Gary Jones
                                                Title:   President & CEO


                                             VERUS INTERNATIONAL LTD.


                                             By:
                                                --------------------------------
                                                Name:    Ajmal Khan
                                                Title:   President


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